Exhibit 3.6

Certificate of Amendment for Aeroptic, LLC

Identification No. 000948575

Date of filing of the original Certificate of Organization: 04/04/2007

1.	a. Exact name of the limited liability company: Aeroptic, LLC.

b. The exact name of the limited liability company as amended is: Aeroptic, LLC.

2.	Location of its principal office:

250 Clark Street

North Andover, MA 01845

USA

3.	As amended, the general character of business, and if the limited liability company is organized to render professional service, the service to be rendered: n/a

4.	The latest date of dissolution, if specified: n/a

5.	Name and address of the Resident Agent:

National Corporate Research, LTD

44 School Street, #325

Boston, MA 02108

USA

6.	The name and business address of each manager, if any:

Title	Individual Name First, Middle, Last, Suffix	Address Address, City or Town, State, Zip Code
Manager	William J. Weber	7740 Milestone Parkway, Suite 400, Hanover, MD 21076, USA
Manager	Michael J. Alber	7740 Milestone Parkway, Suite 400, Hanover, MD 21076, USA
Manager	Mark A. Willard	7740 Milestone Parkway, Suite 400, Hanover, MD 21076, USA

7.	The name and business address of the person(s) in addition to the manager(s), authorized to execute documents to be filed with the Corporations Division, and at least one person should be named if there are no managers.

Title	Individual Name First, Middle, Last, Suffix	Address Address, City or Town, State, Zip Code
SOC Signatory	Kimberly J. DeChello	7740 Milestone Parkway, Suite 400, Hanover, MD 21076, USA

8.	The name and business address of the person(s) authorized to execute, acknowledge, deliver and record any recordable instrument purporting to affect an interest in real property:

Title	Individual Name First, Middle, Last, Suffix	Address Address, City or Town, State, Zip Code
Real Property	Mark A. Willard	7740 Milestone Parkway, Suite 400, Hanover, MD 21076, USA
Real Property	William J. Weber	7740 Milestone Parkway, Suite 400, Hanover, MD 21076, USA
Real Property	Michael J. Alber	7740 Milestone Parkway, Suite 400, Hanover, MD 21076, USA

9.	Additional Matters: n/a

10.	State the amendments to the certificate:

Remove Philip Calamia. Add Michael J. Alber.

11.	The amendment certificate shall be effective when filed unless a later effective date is specified: n/a

SIGNED UNDER THE PENALTIES OF PERJURY, this 2nd day of August, 2016,

/s/ Kimberly J. DeChello

Signature of Authorized Signatory

MA SOC Filing Number: 201692866620 Date: 8/2/2016 2:23:00 PM

THE COMMONWEALTH OF MASSACHUSETTS

I hereby certify that, upon examination of this document, duly submitted to me, it appears that the provisions of the General Laws relative to corporations have been complied with, and I hereby approve said articles; and the filing fee having been paid, said articles are deemed to have been filed with me on:

August 02, 2016 02:23 PM

/s/ William Francis Galvin

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth